Exhibit d.2

REGISTRATION RIGHTS AGREEMENT

among

Kohlberg Capital, LLC

and

Certain Holders of Common Units of Kohlberg Capital, LLC

Dated as of             , 2006

TABLE OF CONTENTS

1.	DEFINITIONS.		2

	1.1.	Definitions	2

2.	REGISTRATION RIGHTS		2

	2.1.	Demand Registration Rights for Investor Registrable Securities.	2

	2.2.	Piggyback Registration Rights.	4

	2.3.	Certain Other Provisions.	5

	2.4.	Indemnification and Contribution.	12

3.	REMEDIES.		15

	3.1.	Generally	15

4.	PERMITTED TRANSFERS.		15

	4.1.	Transfers by Investors	15

	4.2.	Permitted Registration Rights Assignees	16

5.	AMENDMENT, TERMINATION, ETC.		16

	5.1.	Oral Modifications	16

	5.2.	Written Modifications	16

	5.3.	Effect of Termination	16

6.	DEFINITIONS		16

	6.1.	Certain Matters of Construction	16

	6.2.	Definitions	17

7.	MISCELLANEOUS.		20

	7.1.	Authority: Effect	20

	7.2.	Notices	20

	7.3.	Binding Effect, Etc	21

	7.4.	Descriptive Heading	22

	7.5.	Counterparts	22

	7.6.	Severability	22

	7.7.	No Recourse	22

	7.8.	Aggregation of Registrable Securities	22

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8.	GOVERNING LAW.		22

	8.1.	Governing Law	22

	8.2.	Consent to Jurisdiction	22

	8.3.	WAIVER OF JURY TRIAL	23

	8.4.	Exercise of Rights and Remedies	23

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of             , 2006 by and among:

(i)	Kohlberg Capital, LLC, a Delaware limited liability company;

(ii)	each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Investors”); and

(iii)	such other Persons, if any, that from time to time become party hereto as holders of Other Holder Shares (as defined below) pursuant to Section 4.2 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. Pursuant to the Irrevocable Exchange and Subscription Agreement – Katonah Debt Advisors, dated as of August 17, 2006, by and among Kohlberg Capital, LLC and certain of the Investors, and the Irrevocable Exchange and Subscription Agreement – CDO Securities, dated as of August 17, 2006, by and among Kohlberg Capital, LLC and certain of the Investors, the Investors contributed certain assets to the Company in exchange for common units of Kohlberg Capital, LLC (the “Common Units”).

2. On August 18, 2006, Kohlberg Capital, LLC filed with the United States Securities and Exchange Commission (the “SEC”) a notice on Form N-6F that it intends to file an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), together with a registration statement (the “Registration Statement”) on Form N-2 relating to an initial public offering (the “IPO”) of shares of Common Stock (as defined below) of Kohlberg Capital Corporation (as defined below).

3. Prior to the effectiveness of the Registration Statement, Kohlberg Capital will file with the SEC a Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act on Form N-54A (the “BDC Election”).

4. Concurrently with the execution of the underwriting agreement relating to the IPO, Kohlberg Capital will convert, under Delaware law, to a Delaware corporation under the name “Kohlberg Capital Corporation” (the “Conversion”).

5. As a result of the Conversion, the Common Units will automatically convert into shares of Common Stock.

6. The Company wishes to grant to each Investor registration rights in the Common Stock that will be held by such Investor after the Conversion.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1. DEFINITIONS.

1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

2. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

2.1. Demand Registration Rights for Investor Registrable Securities.

2.1.1. General. The Majority Investors (the “Initiating Investors”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors; provided, however, that the value of Registrable Securities that the Initiating Investors propose to sell in such Public Offering is at least five million dollars ($5,000,000) or such lower amount as agreed by the Majority Investors. The Company will then use its best efforts to (i) effect the registration under the Securities Act (including, for up to 433,333 shares of Common Stock immediately following the Company’s Initial Public Offering, by means of a shelf registration on Form N-2 pursuant to Rule 415 under the Securities Act if so requested by the Majority Investors and if the Company is then eligible to use such registration form (such registration described in this parenthetical, the “Initial Registration”)) of the Registrable Securities which the Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Company has been requested to register pursuant to Section 2.2 by other Holders, all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid and as otherwise specified by the Initiating Investors) of the Registrable Securities which the Company has been so requested to register, and (ii) if requested by the Initiating Investors, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration (other than the Initial Registration) pursuant to this Section 2.1.1:

(a) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account;

(b) if the Company has previously effected four (4) registrations of Registrable Securities under this Section 2.1.1; provided, however, that any registration of Registrable Securities (i) which does not become and remain effective for at least 270 days in accordance with the provisions of this Section 2 or (ii) pursuant to which the Initiating Investors and all other holders of Registrable Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include shall not be included in the calculation of the numbers of registrations contemplated by this clause (b); or

(c) if a registration statement requested under this Section 2.1.1 became effective within the preceding 90 days.

2.1.2. Form. Except as otherwise provided above or required by law, each registration requested pursuant to Section 2.1.1 shall be effected by the filing of a registration statement on Form N-2 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted).

2.1.3. Payment of Expenses. The Company shall pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 2.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

2.1.4. Additional Procedures. In the case of a registration pursuant to Section 2.1 hereof, whenever the Initiating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to Holders referred to in Section 2.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Initiating Investors and such Holder). If requested by the Initiating Investors, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

2.1.5. Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement in respect of a registration pursuant to this Section 2.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (i) more than two times during any 12 month period, (ii) for a period exceeding 30 days on any one occasion or (iii) for an aggregate period exceeding 60 days in any 12 month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 2.1.5. The Company agrees that, in the event it exercises its rights under this Section 2.1.5, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

2.2. Piggyback Registration Rights.

2.2.1. Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 2.1 or otherwise) for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 2.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings) or, in the case of a registration initiated pursuant to Section 2.1.1, the Initiating

Investors. No registration of Registrable Securities effected under this Section 2.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 2.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans or any rights offering solely to the holders of the Company’s Common Stock;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities for cash; or

(iii) The Initial Public Offering.

2.2.2. Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 2.2.

2.2.3. Additional Procedures. Holders participating in any Public Offering pursuant to this Section 2.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements to be made by them (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Securities included in the offering, and (ii) such holder’s net proceeds from such offering less the amount of such holder’s liability, if any, under clause (a) above in respect of such Public Offering.

2.3. Certain Other Provisions.

2.3.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten.

Notwithstanding any contrary provision of this Section 2 and subject to the terms of this Section 2.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 2.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded except for any shares which the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 5.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows (but giving effect to Section 7.8):

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (i) the number of such shares requested to be registered by such holder, and (ii) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration which requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Securities be included in the underwriting pursuant to Section 2.1.1 or 2.2.1(a), the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Initiating Investors, in the case of a registration initiated pursuant to Section 2.1, or the Majority Investors, in the case of a registration pursuant to Section 2.2; provided that, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to Section 2.1 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Investors or Majority Investors, as applicable, then the Initiation Investors or Majority Investors, as applicable, shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; provided, further, that if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Common Stock during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 2.2.1(a), then the Investors participating in such registration pursuant to Section 2.1 or 2.2 may elect to withdraw from such registration by written notice to the Company. The Company may, but shall not be required to, extend a similar withdrawal right to other Holders of Registrable Securities or Parity Shares.

2.3.2. Registration Procedures. If and in each case when the Company is required to effect a registration of any Registrable Securities as provided in this Section 2, the Company shall promptly:

(a) prepare and, in any event within forty-five days after the end of the period under Section 2.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within ninety days of the initial filing and keep such registration statement effective for a period of up to two hundred seventy (270) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such two hundred seventy (270) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of the Initial Registration, subject to compliance with applicable SEC rules, such two hundred seventy (270) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement remains effective in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Sections 2.1 or 2.2, the Company will furnish to each counsel selected pursuant to Section 2.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) (i) use its best efforts to list such Registrable Securities on any national securities exchange or authorize for quotation on each other market on which the Common Stock is then listed or authorized for quotation if such Registrable Securities are not already so listed or authorized for quotation; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 2.4 hereof, and take such other actions as the Initiating Investors or the Majority Investors, as applicable, or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

(i) in the case of any underwritten offering, obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Initiating Investors (in the case of a registration initiated pursuant to Section 2.1) or the Majority Investors (in all other cases), shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify each counsel selected pursuant to Section 2.3.3 hereof for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) make every commercially reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”); and

(q) use its commercially reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

2.3.3. Selection of Underwriters and Counsel. The underwriters to be retained by the Company (a) in connection with the first Public Offering following the Initial Public Offering, if initiated pursuant to Section 2.1, shall be selected by the Initiating Investors, and (b) otherwise, shall be selected by the Holders of a majority of Registrable Securities proposed to be covered by such registration. In connection with any registration of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, the Holders of a majority of Registrable Securities covered by such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, that the cost of such counsel shall be borne by the Company; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at the Company’s expense, all such remaining Holders.

2.3.4. Company Lock-Up. If any registration pursuant to Section 2.1 of this Agreement shall be in connection with an underwritten public offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8 or any successor form thereto) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after, the effective date of such registration (except as part of such registration).

2.3.5. Holders Lock-Up. In connection with each underwritten Public Offering each Holder hereby agrees to be bound by and, if requested, to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to (i) in the case of a Public Offering initiated upon the request of an Initiating Investor, by the underwriter(s) of such offering and Investors holding a majority of the Registrable Securities participating in such offering or (ii) in the case of all other Public Offerings, by the underwriter(s) of such Public Offering and the holders of a majority of the Registrable Securities participating in such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Holder shall be required by this Section 2.3.5 to be bound by a lock-up agreement covering a period of greater than 108 days (198 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement; provided, further, that no Holder shall be required by this Section 2.3.5 to be bound by a lock-up agreement unless all officers and directors of the Company agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (a) open market transactions or block purchases after the completion of the Initial Public Offering or (b) a Public Offering, (ii) Transfers to Permitted Transferees of such Holder, (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder, (iv) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization and (v) the Initial Registration.

2.3.6. Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 2.1 of this Agreement remain in effect, the Company will not, directly or indirectly, without the consent of the Majority Investors, grant to any Person or agree to or otherwise become obligated in respect of (i) rights of registration in the nature or substantially in the nature of those set forth in Section 2.1 of this Agreement that would have priority over or parity with the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise their rights under Section 2.1.

2.4. Indemnification and Contribution.

2.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 2 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each holder of Registrable Securities, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members, representatives and shareholders, and each other Person, if any, who controls any such holder or any such controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents furnished or filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 2.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.2. Indemnities to the Company. Subject to Section 2.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 2, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

2.4.3. Contribution. If the indemnification provided for in Sections 2.4.1 or 2.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 2.4 (an “Indemnitee”) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 2.4.4 and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 2.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 2.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.4.4. Limitation on Liability of Holders of Registrable Securities. The aggregate liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 2.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

2.4.5. Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.4, except to the extent and only to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by (a) the Initiating Investors in the case of a registration initiated pursuant to Section 2.1 or (b) in all other cases, the Majority Investors. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding and (ii) does not include any admission as to fault or culpability on the part of any Indemnitee and (iii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3. REMEDIES.

3.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

4. PERMITTED TRANSFERS.

4.1. Transfers by Investors. The rights of an Investor hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities effected in accordance with the terms of this Agreement to a Permitted Transferee of such Investor. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.1 shall be effective unless the Permitted Transferee to which such assignment is being made, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Registrable Securities in respect of which such assignment is made shall continue to be deemed Registrable Securities and shall be subject to all of the provisions of this Agreement relating to Registrable Securities and that such Permitted Transferee shall be bound by, and shall be a party to, this Agreement as an Investor. A Permitted Transferee to whom rights are transferred pursuant to this Section 4.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 4.1.

4.2. Permitted Registration Rights Assignees. In addition to the foregoing, the rights of a holder of Registrable Securities to cause the Company to register its Registrable Securities pursuant to Section 2.1 (solely with respect to transfers by Investors to Permitted Transferees) and 2.2 (with respect to all Holders) may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of this Agreement to any transferee that, together with its Affiliates, acquires (or holds) shares of Registrable Securities either (i) for consideration of at least $1,000,000, (ii) having a then fair market value (determined in good faith by the Board at the time of the Transfer) of at least $1,000,000; or (iii) in the case of any Investor, representing all of the Registrable Securities then held by such Investor (each such transferee, a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.2 shall be effective unless the Permitted Registration Rights Assignee, if not an Investor, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Other Holder Shares and shall be subject to all of the provisions of this Agreement relating to Other Holder Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Other Holder Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 4.2 may not again transfer such rights to any Person, other than as provided in this Section 4.2.

5. AMENDMENT, TERMINATION, ETC.

5.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and Holders representing a majority of the Registrable Securities. Each amendment shall be binding upon each party hereto and each holder of Registrable Securities subject hereto. In addition, each party hereto and each holder of Registrable Securities subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

5.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 2.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

6. DEFINITIONS. For purposes of this Agreement:

6.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(i) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

6.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Investors (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person, or any family limited partnership, trust or other estate planning vehicle established for the benefit of such Person or the Family Members of such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of Kohlberg Capital Corporation.

“Company” means Kohlberg Capital, LLC and, at and after the Conversion, Kohlberg Capital Corporation, together with their successors and permitted assigns.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” shall have the meaning set forth in Section 2.4.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

“Holders” shall mean the holders of Registrable Securities that are party to this Agreement (including Other Holders).

“Indemnitee” shall have the meaning set forth in Section 2.4.3.

“Initial Public Offering” shall mean the initial Public Offering of the Company registered on Form N-2 (or any successor form under the Securities Act).

“Initial Registration” shall have the meaning set forth in Section 2.1.1.

“Initiating Investors” shall have the meaning set forth in Section 2.1.1.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Investors” shall mean, as of any date, the Holders of a majority of the Registrable Securities.

“NASD” shall have the meaning set forth in Section 2.3.2(p).

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company.

“Other Holder Shares” shall mean (a) all shares of Common Stock held by an Other Holder that were Transferred to such Other Holder in a transaction subject to Section 4.2 or that were acquired by such Other Holder upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 4.2 and (b) all Options, Warrants and Convertible Securities that were Transferred to such Other Holder in a transaction subject to Section 4.2, treating such Options, Warrants and Convertible Securities as a number of Other Holder Shares equal to the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Other Holder Shares is to be determined).

“Other Holders” shall have the meaning set forth in the Preamble.

“Parity Shares” shall have the meaning set forth in Section 2.3.1.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 4.2.

“Permitted Transferee” shall mean, in respect of any Investor, any Affiliate of such Investor, as applicable, and any other Person approved by the Majority Investors, in each case to the extent such Person agrees to be bound by the terms of this Agreement. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 2.3.5.

“Pro Rata Portion” shall mean for purposes of Section 2.3, with respect to each holder of Registrable Securities or Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” shall mean (a) all shares of Common Stock (including without limitation all shares of Common Stock issuable in the Conversion in place of Common Units), (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any Option, Warrant or Convertible Security and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities upon the earlier of (i) the date on which such shares have been registered effectively pursuant to the Securities Act and, in the case of an underwritten offering, disposed of in accordance with the registration statement relating to it, (ii) the date on which such shares have been Transferred pursuant to Rule 144, (iii) the date on which such shares are sold to the Company, (iv) the date on which all Registrable Securities held by such holder may be sold without restriction pursuant to Rule 144(k) under the Securities Act, or (v) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 2 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (a) all Commission and securities exchange or NASD registration and filing fees, (b) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 2.3.2(g) and all rating agency fees, (e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (f) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 2, (g) any fees and disbursements customarily paid by the issuers of securities, and (h) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders).

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Registrable Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

7. MISCELLANEOUS.

7.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below:

If to the Company, to it at:

295 Madison Avenue

6th Floor

New York, NY 10017

Facsimile: (212) 983-7654

Attention: Dayl W. Pearson

with copies to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Facsimile: (617) 951-7050

Attention: Craig E. Marcus

If to any Investor, to it at the address listed below such Investor’s name on the signature pages hereto.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof. Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

7.3. Binding Effect, Etc. Except for restrictions on the Transfer of Registrable Securities set forth in other written agreements, plans or documents, and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

7.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

7.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each of the Company and each Holder (including Other Holders) covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner, stockholder or member of the Company or any Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, employee, agent, general or limited partner, stockholder or member of the Company or any Investor or of any Affiliate or assignee thereof for any obligation to or of any Investor under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that nothing in this Section 7.7 shall relieve the Company or any Investor of its obligations hereunder.

7.8. Aggregation of Registrable Securities. All Registrable Securities held by an Investor and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under Section 2.

8. GOVERNING LAW.

8.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

8.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, County of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 hereof is reasonably calculated to give actual notice.

8.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	KOHLBERG CAPITAL, LLC

By:
Name:
Title:

Registration Rights Agreement

THE INVESTORS:

James A. Kohlberg

Christopher Lacovara

Samuel P. Frieder

Evan Wildstein

Shant Mardirossian

Walter Farley

E.A. Kratzman

KAT ASSOCIATES, LLC

By:
Name:
Title:

KKAT ACQUISITION COMPANY III, LLC

By:
Name:
Title:

KKAT ACQUISITION COMPANY IV, LLC

By:
Name:
Title:

KKAT ACQUISITION COMPANY V, LLC

By:
Name:
Title:

KKAT ACQUISITION COMPANY VII, LLC

By:
Name:
Title:

KKAT ACQUISITION COMPANY VIII, LLC

By:
Name:
Title:

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

KOHLBERG CAPITAL CORPORATION

By:
Name:
Title: